UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): March 30, 2010

  GEOPHARMA, INC.

(Exact name of registrant as specified in charter)

Florida	001-16185	59-2600232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Bryan Dairy Road, Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (727) 544-8866

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2009 Annual Meeting of Shareholders of GeoPharma, Inc. (the "Company") held on March 30, 2010, the shareholders elected each of the Company's nominees for director to serve until their respective class is renominated and until their successors are elected and qualified; shareholders approved to amend the Company's articles of incorporation to increase the authorized common stock to 100 million; shareholders approved the Company's 2009 Incentive Stock Plan; shareholders approved the Second Amended and Restated Purchase Agreement with Whitebox and thereby approved the possible issuance of more than 20% of the Company's issued common stock outstanding and shareholders also ratified the Audit Committee's selection of Brimmer, Burek & Keelan LLP to serve as the Company's independent registered public accounting firm for fiscal 2009.

The table below shows the voting results:

	For	Withheld
EElection of Directors
H Jugal K. Taneja	9,704,710	593,564
B Carol Dore-Falcone	10,204,463	93,811
William L. LaGamba	10,214,198	84,076
Dr. Barry H. Dash	10,206,419	91,855

	For	Against	Abstain
Approval to amend the articles of incorporation to increase
the authorized common stock outstanding to 100 million	9,740,668	320,275	37,331
Approval of the 2009 Incentive Stock Plan	9,346,910	436,674	514,690
AApproval of the Second Amended and Restated Purchase
A Agreement with Whitebox and thereby approved the
P possible issuance of more than 20% of the Company's
I issued common stock outstanding	10,067,930	188,866	41,476
Ratify Brimmer, Burek & Keelan LLP as the Company's
S fiscal 2009 independent registered public accounting firm	10,245,058	22,049	31,167

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorize

GEOPHARMA, INC.

Date: April 01, 2010	/s/ Mihir K. Taneja
Mihir K. Taneja,
Chief Executive Officer

/s/ Carol Dore-Falcone
Carol Dore-Falcone,
Senior Vice President and Chief Financial Officer